UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01.  Entry into a Material Definitive Agreement

On September 23, 2008, American Biltrite Inc. and its majority-owned subsidiary Congoleum Corporation entered into an Amendment to Business Relations Agreement that renewed the term of the Business Relations Agreement until the earlier of (a) the effective date of a plan of reorganization for Congoleum Corporation, et al., following a final order of confirmation, or (b) June 30, 2009.  A copy of the amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Also on September 23, 2008, American Biltrite Inc. and Congoleum Corporation entered into the Sixth Amendment to Personal Service Agreement that renewed the term of the Personal Services Agreement until the earlier of (a) the effective date of a plan of reorganization for Congoleum Corporation, et al., following a final order of confirmation, or (b) June 30, 2009. A copy of the amendment is filed as Exhibit 10.2 to this report and is incorporated herein by reference..

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.  That Chapter 11 case remains pending.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Business Relations Agreement, dated as of September 23, 2008, by and between American Biltrite Inc. and Congoleum Corporation

10.2	Sixth Amendment to Personal Service Agreement, dated as of September 23, 2008, by and between American Biltrite Inc. and Congoleum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2008	AMERICAN BILTRITE INC. By: /s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Business Relations Agreement, dated as of September 23, 2008, by and between American Biltrite Inc. and Congoleum Corporation

10.2	Sixth Amendment to Personal Service Agreement, dated as of September 23, 2008, by and between American Biltrite Inc. and Congoleum Corporation